EX-99.906CERT

CERTIFICATIONS

David R. Carson, Principal Executive Officer, and Jennifer L. Leamer, Principal Financial Officer, of Barrow Value Opportunity Fund, Cincinnati Asset Management Funds: Broad Market Strategic Income Fund, and Wavelength Interest Rate Neutral Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2018 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER		PRINCIPAL FINANCIAL OFFICER

Ultimus Managers Trust		Ultimus Managers Trust

/s/ David R. Carson		/s/ Jennifer L. Leamer
David R. Carson, Principal Executive Officer of Barrow Value Opportunity Fund, Cincinnati Asset Management Funds: Broad Market Strategic Income Fund, and Wavelength Interest Rate Neutral Fund		Jennifer L. Leamer, Treasurer and Principal Financial Officer

Date:	August 6, 2018	Date:	August 6, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ultimus Managers Trust and will be retained by Ultimus Managers Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.